                                                                   EXHIBIT 99(b)


                                  PRESS RELEASE


NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO THE UNITED STATES, CANADA, AUSTRALIA OR JAPAN.



FOR IMMEDIATE RELEASE                                                 2 MAY 2001


           RECOMMENDED CASH OFFER FOR PIFCO HOLDINGS PLC ("PIFCO") BY
              SALTON UK ("SALTON UK"), A WHOLLY-OWNED SUBSIDIARY OF
                             SALTON, INC. ("SALTON")



o The Offer for each Pifco Share is 276 pence in cash, valuing the current issued share capital of Pifco at approximately L.50.1 million.

o The Offer represents a premium of approximately 59.5 per cent. over the Closing Price of 173 pence per Pifco Share on 24 April 2001, the day before the announcement by Pifco that it was in discussions with a third party which might, or might not, lead to an offer for Pifco.

o The directors of Pifco, who have been so advised by HSBC Investment Bank plc, consider the terms of the Offer to be fair and reasonable. Accordingly, they will unanimously recommend Pifco Shareholders to accept the Offer, as they have irrevocably undertaken to do in respect of their own beneficial shareholdings.

o Salton UK has received irrevocable undertakings to accept the Offer from the directors of Pifco in respect of 3,698,523 Pifco Shares. Certain other shareholders have given irrevocable undertakings in respect of 6,164,301 Pifco Shares but they will cease to be binding in the event that a competing offer for Pifco is announced the terms of which represent an increase of 10 per cent. or more over the value of Salton UK's offer. In aggregate, the total irrevocable undertakings represent approximately 54.3 per cent. of Pifco's current issued share capital.

o Pifco Shareholders will be offered a loan note alternative in respect of the cash consideration to which they are entitled under the Offer.

o The Salton Group is a US designer, marketer and distributor of a broad range of branded small appliances, table top products and personal care and time products. Salton is listed on the New York Stock Exchange and its market capitalisation at 30 April 2001 (the latest practicable date prior to the date of this announcement) was US$206 million. The Group employs approximately 944 people worldwide. Salton UK is a wholly-owned subsidiary of Salton and was incorporated for the purpose of making the Offer.


ENQUIRIES:

Marc Levenstein                  Salton, Inc.                            +1 847 803 4600

Anthony Blaiklock/               Deloitte & Touche Corporate Finance     +44 (0) 20 7936 3000
Tim Vaughan

Michael Webber                   Pifco Holdings plc                      +44 (0) 161 947 3000

Jeremy Prescott/                 HSBC Investment Bank plc                +44 (0) 20 7336 9000
Graeme Bayley

Terry Garrett                    Square Mile BSMG                        +44 (0) 20 7601 1000

This summary should be read in conjunction with the full text of this announcement.

Deloitte & Touche Corporate Finance has approved this announcement as an investment advertisement solely for the purpose of section 57 of the Financial Services Act 1986. Deloitte & Touche Corporate Finance, a division of Deloitte & Touche, is authorised by the Institute of Chartered Accountants in England & Wales to carry on investment business. Deloitte & Touche is a partnership with its principal place of business at Stonecutter Court, 1 Stonecutter Street, London EC4A 4TR.

Deloitte & Touche Corporate Finance is acting only for the Salton Group and no-one else in connection with the Offer and will not be responsible to anyone other than the Salton Group for providing the protections afforded to customers of Deloitte & Touche Corporate Finance or for providing advice in relation to the Offer, the contents of this announcement or any transaction or arrangement referred to herein.

HSBC Investment Bank plc ("HSBC"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting only for Pifco and no-one else in connection with the Offer and will not be responsible to anyone other than Pifco for providing the protections afforded to clients of HSBC or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or arrangement referred to herein.

The full text of the conditions of the Offer, certain further terms of the Offer and particulars of the Loan Notes are set out in Appendix 1, 2 and 3, respectively, each of which forms part of, and should be read with, this announcement. Defined terms have the meaning set out in Appendix 4, which also forms part of, and should be read with, this announcement.

This announcement does not constitute an offer or invitation to purchase any securities.

The Offer, including the Loan Note Alternative, will not be made, directly or indirectly, in or into, or by use of the mails or any means or instrumentality (including, without limitation, telex, facsimile transmission, telephone and internet) of interstate or foreign commerce of, or any facilities of a national securities exchange of the United States, Canada, Australia or Japan and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within the United States, Canada, Australia or Japan. Accordingly, copies of this announcement are not being, and must not be, mailed or otherwise forwarded, distributed or sent in or into or from the United States, Canada, Australia or Japan.

The Loan Notes to be issued pursuant to the Offer have not been, and will not be, registered under the United States Securities Act of 1933 (as amended) or under any of the securities laws of any State or other jurisdiction of the United States and no prospectus in relation to the Loan Notes has been or will be filed or registration made under any securities laws of Canada in connection with the issue of the Loan Notes in any jurisdiction in Canada, nor has a prospectus in relation to the Loan Notes been lodged with or registered by the Australian Securities and Investment Commission, nor have any steps been taken, nor will any steps be taken, to enable the Loan Notes to be offered in compliance with applicable securities laws of Japan. Accordingly, unless an exemption under relevant securities laws is applicable, the Loan Notes may not be offered, sold, delivered or transferred, directly or indirectly, in or into the United States, Canada, Australia or Japan or to or for the benefit of any US persons (as defined in Regulation S under the Securities Act) or residents of Canada, Australia or Japan.

The registered address of Salton UK is Beaufort House, Tenth Floor, 15 St. Botolph Street, London EC3A 7EE.

                                  PRESS RELEASE


NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO THE UNITED STATES, CANADA, AUSTRALIA OR JAPAN.


                                                                      2 MAY 2001


           RECOMMENDED CASH OFFER FOR PIFCO HOLDINGS PLC ("PIFCO") BY
              SALTON UK ("SALTON UK"), A WHOLLY-OWNED SUBSIDIARY OF
                             SALTON, INC. ("SALTON")



The directors of Pifco and Salton UK announce that they have reached agreement on the terms of a recommended cash offer of 276 pence per share to be made by Salton UK, a wholly-owned subsidiary of Salton for the whole of the issued and to be issued share capital of Pifco.

The Offer values the entire existing issued share capital of Pifco at approximately L.50.1 million.

The Offer price represents a premium of approximately 59.5 per cent. to the Closing Price of 173 pence per Pifco Share on 24 April 2001, the day prior to the announcement by Pifco that it was in discussions with a third party which might, or might not, lead to an offer for Pifco.

Irrevocable undertakings to accept the Offer have been received from the directors of Pifco in respect of 3,698,523 Pifco Shares. Certain other Pifco Shareholders have given irrevocable undertakings in respect of 6,164,301 Pifco Shares but these will cease to be binding in the event that a competing offer is announced the terms of which represent an increase of 10 per cent. or more over the value of Salton UK's Offer. In aggregate, the total irrevocable undertakings received by Salton represent approximately 54.3 per cent. of the current issued share capital of Pifco.

The directors of Pifco, who have been so advised by HSBC, consider the terms of the Offer to be fair and reasonable. In providing advice to the directors of Pifco, HSBC has taken into account the directors' commercial assessments.

Accordingly, the directors of Pifco will unanimously recommend all Pifco Shareholders to accept the Offer, as they have irrevocably undertaken to do in respect of their own beneficial holdings totalling 3,698,523 Pifco Shares, representing approximately 20.4 per cent. of Pifco's existing issued share capital.



THE OFFER

Salton UK will offer to acquire, on the terms and subject to the conditions set out in this announcement and to be set out or referred to in the Offer Document and the Form of Acceptance, all of the Pifco Shares on the following basis:



           FOR EACH PIFCO SHARE                  276 PENCE IN CASH.


The Offer will extend to any Pifco Shares which are unconditionally allotted or issued before the Offer closes (or before such earlier time, not being earlier than the time at which the Offer becomes or is declared unconditional as to acceptances or, if later, 3.00 pm on the first closing date of the Offer, as Salton UK, subject to the City Code, may decide) as a result of the exercise of options granted under the Pifco Share Option Schemes or otherwise.

The Pifco Shares will be acquired by Salton UK under the Offer fully paid and free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and other third party rights or interests of any nature whatsoever and together with all rights now or hereafter attaching thereto, including the right to receive and retain all dividends and other distributions declared, paid or made on or after the date of this announcement.

The Offer is to be financed from the proceeds of a bond issue by Salton the placing of which completed on 23 April 2001.

The conditions and certain further terms of the Offer are set out in Appendix 1 and Appendix 2, respectively, to this announcement.



LOAN NOTE ALTERNATIVE

Pifco Shareholders (other than certain overseas shareholders) who validly accept the Offer may elect to receive Loan Notes to be issued by Salton UK instead of all or part of the cash consideration to which they would otherwise be entitled under the Offer, on the following basis:



   FOR EVERY L.1 OF CASH CONSIDERATION     L.1 NOMINAL OF LOAN NOTES.


The Loan Notes, which will be governed by English law, will be issued, credited as fully paid, in integral multiples of L.1 nominal amount. Fractional entitlements to Loan Notes will be disregarded.

The Loan Notes will be unsecured obligations of Salton UK but will be guaranteed as to principal only by Lloyds TSB Bank plc. The Loan Notes will bear interest (subject to any requirement to deduct tax therefrom) from the date of issue at a rate of 1.0 per cent. per annum below LIBOR for six month sterling deposits, the first interest payment date being 31 December 2001 with interest thereafter being payable six monthly in arrears on 30 June and 31 December in each year.

The Loan Notes will not be transferable (other than to certain family members and family trusts, from nominees to beneficial owners and from trustees to beneficiaries) and no application will be made for the Loan Notes to be listed, traded or dealt on any stock exchange.

The Loan Notes will be redeemable in cash at par (together with any accrued interest subject to any requirement to deduct tax therefrom) at the holder's option (subject to the holder giving not less than 30 days' prior written notice), in part (with a minimum nominal value of L.100 or any integral multiple thereof) or in whole (whatever the principal amount), on 30 June 2002 and on each interest payment date thereafter. Any Loan Notes not previously redeemed will be repaid in cash at par (together with any accrued interest subject to any requirement to deduct tax therefrom) on 30 June 2006. The Loan Notes may be redeemed by Salton UK in cash at par (together with any accrued interest subject to any requirement to deduct tax therefrom) on any interest payment date prior to 30 June 2006 which is on or after 30 June 2002 if the aggregate nominal amount of Loan Notes then in issue is less than L.500,000.

If valid elections for the Loan Note Alternative do not require the issue of Loan Notes exceeding L.1,000,000 in principal amount in aggregate, no Loan Notes will be issued and Pifco Shareholders who have elected for the Loan Note Alternative will then receive cash in accordance with the terms of the Offer.

The Loan Note Alternative will be conditional on the Offer becoming or being declared unconditional in all respects and will remain open for so long as the Offer remains open for acceptance.

Further details of the Loan Notes are set out in Appendix 3 to this announcement.



IRREVOCABLE UNDERTAKINGS

Salton UK has received irrevocable undertakings to accept the Offer from the directors of Pifco in respect of all the Pifco Shares beneficially owned by them totalling 3,698,523 Pifco Shares in aggregate, representing approximately 20.4 per cent. of Pifco's current issued share capital. These undertakings are binding even in the event of a higher competing offer for Pifco unless the Offer is not declared or does not become unconditional in all respects, or lapses or is withdrawn.

Salton UK has also received irrevocable undertakings to accept the Offer from certain members of the Pifco directors' extended families, certain related family trusts and other Pifco Shareholders in respect of a total of 6,164,301 Pifco Shares in aggregate, representing approximately 33.9 per cent.

of Pifco's current issued share capital. These undertakings will cease to be binding in the event that a competing offer for Pifco is announced the terms of which represent an increase of 10 per cent. or more over the value of the Offer as at the date of the announcement of the competing offer or if the Offer is not declared or does not become unconditional in all respects, or lapses or is withdrawn.



INFORMATION RELATING TO SALTON AND SALTON UK

The Salton Group is a US designer, marketer and distributor of a broad range of branded small appliances, table top products and personal care and time products. The Salton Group's main products are toasters, juice extractors, indoor grills, bread bakers, griddles, waffle makers and buffet ranges/hotplates, distributed under a number of brand names, including Salton, Toastmaster, George Foreman Grills and Maxim.

Salton is listed on the New York Stock Exchange and its market capitalisation as at 30 April 2001 (the latest practicable date prior to this announcement) was approximately US$206 million. The Salton Group employs approximately 944 people worldwide.

Net sales for the Salton Group in the 53 weeks ended 1 July 2000 were $837.3 million (1999: $506.1 million). Income from continuing operations was $91.8 million (1999: $34.5 million).

Salton currently anticipates that net sales for the third quarter will be between $152 and $156 million, compared to net sales of $172.1 million in last year's comparable quarter, and that its EBITDA margin for the fiscal third quarter will be between 19% and 21%. As Salton previously announced in its fiscal 2001 second quarter earnings release, net sales have been impacted by the general slowdown experienced throughout the retail sector in the US.

On 23 April 2001 Salton announced that it had placed $150 million 12 1/4% Senior Subordinated Notes due 2008. The proceeds from this issue are to be used to satisfy the Offer consideration for Pifco and to repay short-term working capital facilities.

Salton UK, which is a wholly-owned subsidiary of Salton, was incorporated as an unlimited company in England and Wales on 25 April 2001 for the purpose of making the Offer.



INFORMATION RELATING TO PIFCO

Pifco's principal activities are the production and marketing of its own range of branded houseware, personal care appliances, cookware and battery operated products under the brand names of Pifco, Salton, Carmen, Russell Hobbs, Tower, Hi-Tech, Mountain Breeze and Haden.

For the year ended 30 April 2000, Pifco achieved an operating profit of L.4.0 million (1999: L.3.3 million, before amounts written off investments) on a turnover of L.47.6 million (1999: L.41.0 million). Pifco had net assets as at 30 April 2000 of L.29.9 million (1999: L.27.3 million).

For the six months ended 31 October 2000 Pifco achieved an unaudited operating profit of L.2.3 million (1999: L.2.0 million) on a turnover of
L.28.7 million (1999: L.22.4 million). Pifco had unaudited net assets at 31 October 2000 of L.31.2 million.

BACKGROUND TO AND REASONS FOR THE OFFER

Salton believes that a combination with Pifco will position the combined group to achieve a growth in sales and an improvement in margins that Pifco would not be able to achieve independently.

In particular, the directors of Salton believe that the acquisition will:

(i) provide Salton with entry into the UK and other European markets, thereby continuing its development into a global business;

(ii) allow Salton to utilise its expertise and purchasing power in arranging low-cost manufacturing to improve the profit margin of the Pifco business;

(iii)    offer the enlarged group the opportunity to cross-sell products;

(iv) allow Salton to participate in the consolidation of the market for small electrical appliances in Europe; and

(v) enhance the product offering of Pifco, given Salton's access to a wider range of products.


MANAGEMENT AND EMPLOYEES

Salton UK has confirmed that following the implementation of the Offer the existing employment rights, including pension rights, of all employees of the Pifco Group will be fully safeguarded.

Michael Webber and James Wallace have agreed that following the Offer becoming or being declared unconditional in all respects they will resign as Chairman and Chief Executive and Deputy Chairman of Pifco, respectively, and as directors of every other company in the Pifco Group of which they are directors and that they will continue to be employed in an advisory capacity as employees of Pifco under fixed term employment agreements until 1 July 2002.

Trevor Green and Jonathan Webber have agreed to resign as non-executive directors of Pifco upon the Offer becoming or being declared unconditional in all respects.


PIFCO SHARE OPTION SCHEMES

The Offer will extend to any Pifco Shares which are unconditionally allotted or issued before the Offer closes (or before such earlier time, not being earlier than the time at which the Offer becomes or is declared unconditional as to acceptances or, if later, 3.00 pm on the first closing date of the Offer, as Salton UK, subject to the City Code, may decide) as a result of the exercise of options granted under the Pifco Share Option Schemes or otherwise.

To the extent that such options are not exercised in full, and if the Offer becomes or is declared unconditional in all respects, Salton UK will in due course make appropriate proposals to option holders.



INDUCEMENT FEE

Pifco has agreed with Salton that it will pay Salton L.500,000 in the event that, inter alia, (i) the directors of Pifco withdraw or modify their recommendation of the Offer and the Offer never becomes or is never declared wholly unconditional or (ii) a higher competing offer for Pifco is announced and that offer becomes or is declared wholly unconditional.

GENERAL

The Offer will be made subject to the conditions and on the terms contained in Appendix 1 and 2 to this announcement and on the further terms which will be set out in the Offer Document and the Form of Acceptance. The Offer will comply with the provisions of the City Code.

The Offer Document setting out the full terms and conditions, together with a Form of Acceptance, will be despatched to Pifco Shareholders and, for information only, to participants in the Pifco Share Option Schemes as soon as is practicable.

The availability of the Offer and the Loan Note Alternative in jurisdictions outside the UK or to persons who are citizens, nationals or residents of countries other than the UK may be affected by the laws of the relevant jurisdictions. Persons who are citizens, nationals or residents of countries other than the UK should inform themselves of, and observe, any applicable requirements.



RESPONSIBILITY

Those directors and officers of Salton and directors of Salton UK, whose names are set out below, accept responsibility for all the information contained in this announcement other than that relating to the Pifco Group, the directors of Pifco and their immediate families, related trusts and controlled companies. To the best of the knowledge and belief of such directors and officers (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

L Dreimann *
WB Rue *
JE Thompson *
DC Sabin *
F Devine
B Doornmalen
RA Bergmann
BG Pollack

* Also directors of Salton UK

The directors of Pifco, whose names are set out below, accept responsibility for all the information contained in this announcement relating to the Pifco Group, the directors of Pifco and their immediate families, related trusts and controlled companies. To the best of the knowledge and belief of the directors of Pifco (who have taken all reasonable care to ensure that such is the case), the information in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

M Webber
JAS Wallace
C Berry
JM Webber
TB Green

ENQUIRIES:

For further information, please call:

Marc Levenstein                Salton, Inc.                                +1 847 803 4600

Anthony Blaiklock/             Deloitte & Touche Corporate Finance         +44 (0) 20 7936 3000
Tim Vaughan

Michael Webber                 Pifco Holdings plc                          +44 (0) 161 947 3000

Jeremy Prescott/               HSBC Investment Bank plc                    +44 (0) 20 7336 9000
Graeme Bayley

Terry Garrett                  Square Mile BSMG                            +44 (0) 20 7601 1000


Deloitte & Touche Corporate Finance has approved this announcement as an investment advertisement solely for the purpose of section 57 of the Financial Services Act 1986. Deloitte & Touche Corporate Finance, a division of Deloitte & Touche, is authorised by the Institute of Chartered Accountants in England & Wales to carry on investment business. Deloitte & Touche is a partnership with its principal place of business at Stonecutter Court, 1 Stonecutter Street, London EC4A 4TR.

Deloitte & Touche Corporate Finance is acting only for the Salton Group and no-one else in connection with the Offer and will not be responsible to anyone other than the Salton Group for providing the protections afforded to customers of Deloitte & Touche Corporate Finance or for providing advice in relation to the Offer, the contents of this announcement or any transaction or arrangement referred to herein.

HSBC Investment Bank plc ("HSBC"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting only for Pifco and no-one else in connection with the Offer, and will not be responsible to anyone other than Pifco for providing the protections afforded to clients of HSBC or for providing advice in relation to the Offer or in relation to the contents of this announcement or any transaction or arrangement referred to herein.

The full text of the conditions of the Offer, certain further terms of the Offer and particulars of the Loan Notes are set out in Appendix 1, 2 and 3, respectively, each of which forms part of, and should be read with, this announcement. Defined terms have the meaning set out in Appendix 4, which also forms part of, and should be read with, this announcement.

This announcement does not constitute an offer or invitation to purchase any securities.

The Offer, including the Loan Note Alternative, will not be made, directly or indirectly, in or into, or by use of the mails or any means or instrumentality (including, without limitation, telex, facsimile transmission, telephone and internet) of interstate or foreign commerce of, or any facilities of a national securities exchange of the United States, Canada, Australia or Japan and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within the United States, Canada, Australia or Japan. Accordingly, copies of this announcement are not being, and must not be, mailed or otherwise forwarded, distributed or sent in or into or from the United States, Canada, Australia or Japan.

The Loan Notes to be issued pursuant to the Offer have not been, and will not be, registered under the United States Securities Act of 1933 (as amended) or under any of the securities laws of any State or other jurisdiction of the United States and no prospectus in relation to the Loan Notes has been or will be filed or registration made under any securities laws of Canada in connection with the issue of the Loan Notes in any jurisdiction in Canada, nor has a prospectus in relation to the Loan Notes been lodged with or registered by the Australian Securities and Investments Commission, nor have any steps been taken, nor will any steps be taken, to enable the Loan Notes to be offered in compliance with applicable securities laws of Japan. Accordingly, unless an exemption under relevant securities laws is applicable, the Loan Notes may not be offered, sold, delivered or transferred, directly or indirectly, in or into the United States, Canada, Australia or Japan or to or for the benefit of any US persons (as defined in Regulation S under the Securities Act) or residents of Canada, Australia or Japan.

The registered address of Salton UK is Beaufort House, Tenth Floor, 15 St. Botolph Street, London EC3A 7EE.

                                   APPENDIX 1

                             CONDITIONS OF THE OFFER

The Offer, which will be made by Salton UK, a wholly-owned subsidiary of Salton, Inc., will comply with the provisions of the City Code and will be on the terms and subject to the conditions to be set out in the Offer Document and the Form of Acceptance.

The Offer will be subject to the following conditions:

(a) valid acceptances being received (and not, where permitted, withdrawn) by not later than 3.00 p.m. on the first closing date of the Offer (or such later time(s) and/or date(s) as Salton UK may, subject to the Rules of the City Code, decide) in respect of not less than 90 per cent. (or such lower percentage as Salton UK may decide) in nominal value of the Pifco Shares to which the Offer relates, provided that this condition will not be satisfied unless Salton UK shall have acquired or agreed to acquire (whether pursuant to the Offer or otherwise) Pifco Shares carrying in aggregate more than 50 per cent. of the voting rights then normally exercisable at a general meeting of Pifco, including for this purpose (to the extent, if any, required by the Panel) any such voting rights attaching to any Pifco Shares that are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise. For the purpose of this condition:

         (i) the expression "Pifco Shares to which the Offer relates" shall be construed in accordance with sections 428 to 430F of the Act; and

         (ii) Pifco Shares which have been unconditionally allotted but not issued shall be deemed to carry the voting rights which they will carry upon issue;

(b) no Third Party having intervened and there not continuing to be outstanding any statute, regulation or order of any Third Party, in each case which would or might reasonably be expected to:

         (i) make the Offer, its implementation or the acquisition or proposed acquisition by Salton UK or any other member of the Salton Group of any shares or other securities in, or control of, Pifco void, illegal and/or unenforceable in or under the laws of any relevant jurisdiction, or otherwise directly or indirectly restrain, prevent, prohibit, restrict or delay the Offer or such acquisition or impose additional conditions or obligations with respect to the Offer or such acquisition, or otherwise materially impede, challenge or interfere with the Offer or such acquisition, or require any material amendment to the terms of the Offer or the proposed acquisition of any Pifco Shares or the acquisition of control of Pifco by Salton UK;

         (ii) require, prevent or delay the divestiture by the Salton Group of any shares or other securities in Pifco or in any other member of the Pifco Group;

         (iii) require, prevent or delay the divestiture by any member of the Salton Group or by any member of the Pifco Group of all or any portion of their respective businesses, assets (including shares or other securities (or the equivalent)) or properties or impose any limitation on the ability of any of them to conduct any of their respective businesses or to own any of their respective assets (including shares or other securities (or the equivalent)) or properties or any part thereof;

         (iv) impose any limitation on, or result in a delay in, the ability of any member of the Salton Group or any member of the Pifco Group to acquire or to hold or to exercise effectively, in each case directly or indirectly, all or any rights of ownership or other rights in respect of shares or other securities (or the equivalent) in, or to exercise management control over, any member of the Pifco Group;

         (v) require any member of the Salton Group or the Pifco Group to acquire, or to offer to acquire or repay any shares or other securities (or the equivalent) or interest in and/or indebtedness of any member of the Pifco Group owned by any third party;

         (vi) impose any limitation on the ability of any member of the Salton Group or any member of the Pifco Group to integrate its business, or any part of it, with any business of the Pifco Group or the Salton Group, respectively;

         (vii) result in any member of the Pifco Group ceasing to be able to carry on business under any name under which it presently does so; or

         (viii) otherwise adversely affect any or all of the businesses, assets, profits or prospects of any member of the Pifco Group,

         in any such case to an extent which is material in the context of the Pifco Group taken as a whole, and all applicable waiting and other time periods during which any Third Party could intervene in such a way under the laws of any relevant jurisdiction having expired, lapsed or been terminated;

(c) all necessary notifications and filings having been made, all applicable waiting and other time periods under any applicable legislation or regulation of any jurisdiction having expired, lapsed or terminated and all statutory or regulatory obligations in any jurisdiction having been complied with in each case in connection with the Offer or its implementation or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in, or control of, Pifco or any other member of the Pifco Group by any member of the Salton Group and all Authorisations considered necessary or appropriate by Salton UK in any relevant jurisdiction for or in respect of the Offer or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in, or control of, Pifco or any other member of the Pifco Group by any member of the Salton Group having been obtained, in terms and in a form reasonably satisfactory to Salton UK, from all appropriate Third Parties or from any persons or bodies with whom any member of the Pifco Group has entered into contractual arrangements and all such Authorisations remaining in full force and effect and there being no notice or intimation of any intention to revoke or not to renew any of the same and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

(d) except as fairly disclosed to Salton in writing by or on behalf of Pifco prior to 2 May 2001, there being no provision of any arrangement, agreement, licence, permit, franchise or other instrument to which any member of the Pifco Group is a party, or by or to which any such member or any of its assets is or are or may be bound, entitled or subject, which, in each case as a consequence of the Offer or the acquisition or proposed acquisition of any shares in, or control of Pifco or any other member of the Pifco Group by any member of the Salton Group, would or might reasonably be expected to result in:

         (i) any monies borrowed by or any other indebtedness or liabilities, actual or contingent, of, or grant available to, any member of the Pifco Group being or becoming repayable or capable of being declared repayable immediately or prior to its stated maturity or repayment date, or the ability of any member of the Pifco Group to borrow monies or incur any indebtedness being withdrawn or inhibited or becoming capable of being withdrawn or inhibited, in each case to an extent which is material in the context of the Pifco Group taken as a whole;

         (ii) the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interests of any member of the Pifco Group or any such mortgage, charge or other security interest becoming enforceable, in each case to an extent which is material in the context of the Pifco Group taken as a whole;

         (iii) any such arrangement, agreement, licence, permit, franchise or instrument, or the rights, liabilities, obligations or interests of any member of the Pifco Group thereunder or the interests or business of any such member in or with any other person, firm, company or body, being, or becoming capable of being, terminated or adversely modified or affected or any adverse action being taken or any obligation or liability arising thereunder, in each case to an extent which is material in the context of the Pifco Group taken as a whole;

         (iv) any asset or interest of any member of the Pifco Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged otherwise than in the ordinary course of business, in each case to an extent which is material in the context of the Pifco Group taken as a whole;

         (v) any member of the Pifco Group ceasing to be able to carry on business under any name under which it presently does so, in each case to an extent which is material in the context of the Pifco Group taken as a whole;

         (vi) any change in or effect on the ownership or use of any intellectual property rights by any member of the Pifco Group, in each case to an extent which is material in the context of the Pifco Group taken as a whole;

         (vii) the creation of liabilities, actual or contingent, of any member of the Pifco Group, in each case to an extent which is material in the context of the Pifco Group taken as a whole;

         (viii) the rights, liabilities or interests of any member of the Pifco Group under any such arrangement, agreement, licence, permit, franchise or other instrument or the interests or business of any such member in or with any other person, firm, company or body (or any arrangement or arrangements relating to any such interests or business) being terminated, adversely modified or affected, in each case to an extent which is material in the context of the Pifco Group taken as a whole; or

         (ix) the financial or trading position or prospects or value of any member of the Pifco Group being prejudiced or adversely affected, in each case to an extent which is material in the context of the Pifco Group taken as a whole, and no event or circumstance having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise or other instrument to which any member of the Pifco Group is a party, or by or to which any such member or any of its assets is or are or may be bound, entitled or subject, would or might reasonably be expected to result in any of the events or circumstances as are referred to in sub-paragraphs (i) to (ix) of this paragraph (d);

(e) since 30 April 2000, except as disclosed in Pifco's annual report and accounts for the year ended 30 April 2000 or in Pifco's unaudited interim results for the six months ended 31 October 2000 or as otherwise publicly announced by Pifco (by the delivery of an announcement to the Company Announcements Office of the London Stock Exchange) prior to 2 May 2001, or as fairly disclosed to Salton in writing by or on behalf of Pifco prior to 2 May 2001, no member of the Pifco Group having:


         (i) issued or agreed to issue or authorised or proposed the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (save as between Pifco and wholly-owned subsidiaries of Pifco) and except for any shares issued upon the exercise of any options granted under either of the Pifco Share Option Schemes;

         (ii) recommended, declared, paid or made, or proposed the recommendation, declaration or payment or making of, any bonus, dividend or other distribution whether in cash or otherwise (save to Pifco or a wholly-owned subsidiary of Pifco);

         (iii) made or authorised or proposed or announced an intention to propose any change in its loan capital (save as between Pifco and its wholly-owned subsidiaries);

         (iv) merged with or demerged or acquired any body corporate or (other than in the ordinary course of business) acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any assets or authorised, proposed or announced its intention so to do (which in each case would be material in the context of the Pifco Group taken as a whole);


         (v) issued, authorised or proposed the issue of any debentures or (save in the ordinary course of business) incurred or increased any indebtedness or contingent liability which is, in the case of such indebtedness or contingent liability, material in the context of the Pifco Group taken as a whole;

         (vi) purchased, redeemed or repaid or proposed the purchase, redemption or repayment of any of its own shares or other securities or reduced or made, or proposed the reduction or making of, any other change to any part of its share capital;

         (vii) entered into or varied or authorised or proposed the entry into or variation of or announced its intention to enter into or vary, any contract, transaction, agreement, arrangement or commitment (whether in respect of capital expenditure or otherwise) which:

                  (a) is or would be of a long-term, onerous or unusual nature or magnitude;

                  (b) is or would be materially restrictive of the business of any member of the Pifco Group; or

                  (c) is or would be other than in the ordinary course of business and is or would be material in the context of the Pifco Group taken as a whole;

         (viii) entered into, implemented, effected, authorised or proposed or announced its intention to enter into, implement, effect, authorise or propose any reconstruction, amalgamation or scheme;

         (ix) save as between Pifco and its wholly-owned subsidiaries, granted any lease or third party rights in respect of any of the leasehold or freehold property owned or occupied by it or transferred or otherwise disposed of (or agreed to make any such grant, transfer or other disposal) of any such property;

         (x) entered into or varied or made any offer (which remains open for acceptance) to enter into or vary the terms of any contract with any of the directors or senior executives of any member of the Pifco Group;

         (xi) taken or proposed any corporate action or had any legal proceedings instituted or threatened against it or petition presented for its winding-up (voluntarily or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets and revenues or for any analogous proceedings or steps in any jurisdiction or for the appointment of any analogous person in any jurisdiction;

         (xii) been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

         (xiii) waived or compromised any claim other than in the ordinary course of business and which is or would be material in the context of the Pifco Group taken as a whole;

         (xiv) made any alteration to its memorandum or articles of association or equivalent constitutional documents; or

         (xv) agreed to do or entered into or made any agreement, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) or announced any intention with respect to any of the transactions, matters or events referred to in this paragraph (e);

(f) since 30 April 2000, except as disclosed in Pifco's annual report and accounts for the year ended 30 April 2000 or in Pifco's unaudited interim results for the six months ended 31 October 2000 or as otherwise publicly announced by Pifco (by the delivery of an announcement to the Company Announcements Office of the London Stock Exchange) prior to 2 May 2001 or as otherwise fairly disclosed to Salton in writing by or on behalf of Pifco prior to 2 May 2001:

         (i) there having been no adverse change or deterioration, and no other circumstances having arisen which would or might reasonably result in any adverse change or deterioration, in the business, assets, financial or trading position, profits or prospects of any member of the Pifco Group, in each case which is material in the context of the Pifco Group taken as a whole;

         (ii) no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Pifco Group is or may become a party (whether as claimant or defendant or otherwise) having been instituted or threatened, in each case which is material in the context of the Pifco Group taken as a whole;

         (iii) no contingent or other liability having arisen or become apparent or increased which would or might reasonably be expected to be material in the context of the Pifco Group taken as a whole; and

         (iv) no event having occurred which would or might reasonably be expected to result in any of the intellectual property rights used or owned by any member of the Pifco Group being or becoming capable of being, challenged, terminated, adversely modified or affected to an extent, which in any such case, is material in the context of the Pifco Group taken as a whole; and

(g)      Salton UK not having discovered that:

         (i) any financial or business or other information concerning the Wider Pifco Group or any member of the Wider Pifco Group disclosed at any time by or on behalf of any member of the Wider Pifco Group, whether publicly or otherwise, to Salton or otherwise, is misleading or contains a misrepresentation of fact or omits to state a fact necessary to make any information contained therein not misleading, which in each case is material in the context of the acquisition of Pifco by Salton UK and which has not subsequently been corrected by disclosure by or on behalf of Pifco to Salton in writing prior to 2 May 2001; or

         (ii) any member of the Wider Pifco Group is subject to any liability (contingent or otherwise) which is not disclosed in Pifco's annual report and accounts for the year ended 30 April 2000 or in Pifco's unaudited interim results for the six months ended 31 October 2000, or which has not otherwise been fairly disclosed by or on behalf of Pifco to Salton in writing prior to 2 May 2001 and which is material in the context of the Pifco Group taken as a whole; and

(h) save as disclosed to Salton prior to 2 May 2001 Salton UK not having discovered that:

         (i) any past or present member of the Pifco Group has not complied with all applicable legislation, common law, codes of practice, statutory guidance or regulations or Authorisations of any jurisdiction with regard to the use, treatment, handling, storage, transport, production, supply, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, or otherwise relating to environmental matters or the health and safety of any persons, or that there has otherwise been any such use, treatment, handling, storage, transport, production, supply, disposal, discharge, spillage, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation, common law, codes of practice, statutory guidance or regulations or Authorisations and wherever the same may have taken place) which, in any such case, would be likely to give rise to any liability (whether actual or contingent) on the part of any past or present member of the Pifco Group which would be material in the context of the Pifco Group taken as a whole;

         (ii) any past or present member of the Pifco Group has not complied with all applicable legislation or regulations or Authorisations of any jurisdiction with regard to the preparation, treatment, production, packaging, storage and distribution of any product or any component of any product, or that there has otherwise been any such preparation, treatment, production, packaging, storage and distribution (whether or not the same constituted a non-compliance by any person with any such legislation or regulations or Authorisations and wherever the same may have taken place), which in any such case would or might reasonably be expected to give rise to any liability on the part of any past or present member of the Pifco Group and which would be material in the context of the Pifco Group taken as a whole;

         (iii) there is, or might reasonably be expected to be, any liability (actual or contingent) to make good, repair, reinstate or clean up any property or land now or previously owned, occupied or made use of by any past or present member of the Pifco Group or any other property or land or any controlled waters under any environmental legislation, regulation, notice, circular, order or other lawful requirement of any relevant authority (whether by formal notice or order or not) or Third Party or otherwise which, in any such case, would be material in the context of the Pifco Group taken as a whole;

         (iv) circumstances exist which are otherwise than in the ordinary course of business and would or might reasonably be expected to result in any liability under any applicable legislation, law, code of practice, statutory guidance, regulation or Authorisation referred to in sub-paragraphs (i), (ii) or (iii) above to improve, or modify existing, or install new, plant, machinery or equipment or to carry out any changes in the processes currently carried out which in any such case would be material in the context of the Pifco Group taken as a whole; or

         (v) circumstances exist whereby a person or class of persons would be reasonably likely to have or do have any claim or claims in respect of any product or process of manufacture or materials used therein now or previously manufactured, sold or carried out by or on behalf of any past or present member of the Pifco Group which in any such case would be material in the context of the Pifco Group taken as a whole.

For the purpose of these conditions:

(a) "Third Party" means any government, government department or governmental, quasi-governmental, supranational, statutory, regulatory or investigative body, authority (including any national anti-trust or merger control authorities), court, trade agency, association, institution or professional or environmental body or any other person or body whatsoever in any relevant jurisdiction;

(b) a Third Party shall be regarded as having "intervened" if it has threatened or decided to take, institute or implement any action, proceedings, suit, investigation, enquiry or reference or made, proposed or enacted any statute, regulation, decision or order or taken any measure or other step or required any action to be taken or information to be provided or otherwise having done anything and "intervene" shall be construed accordingly; and

(c) "Authorisations" means authorisations, orders, grants, recognitions, determinations, certificates, confirmations, consents, licences, clearances, permissions or approvals.

Subject to the requirements of the Panel, Salton UK reserves the right to waive all or any of the above conditions, in whole or in part, except condition (a).

Conditions (b) to (h) (inclusive) must be fulfilled or (if capable of waiver) waived by midnight on the 21st day after the later of the first closing date of the Offer and the date on which condition (a) becomes or is declared fulfilled (or in each case such later date as the Panel may agree), failing which the Offer will lapse. Salton UK shall be under no obligation to waive (if capable of waiver) or treat as fulfilled any of conditions (b) to (h) (inclusive) by a date earlier than the latest date specified above for the fulfilment thereof notwithstanding that the other conditions of the Offer may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that such condition may not be capable of fulfilment.

If Salton UK is required by the Panel to make an offer for Pifco Shares under the provisions of Rule 9 of the City Code, Salton UK may make such alterations to the conditions of the Offer, including condition (a), as are necessary to comply with the provisions of that Rule.

If the Offer lapses, the Offer will cease to be capable of further acceptance and Pifco Shareholders accepting the Offer and Salton UK shall upon the Offer lapsing cease to be bound by Forms of Acceptance delivered on or before the date on which the Offer lapses.

The Loan Note Alternative is conditional upon the Offer becoming or being declared unconditional in all respects and will remain open for so long as the Offer remains open for acceptance. The Loan Note Alternative will lapse if the Offer lapses or expires. An election for the Loan Note Alternative may only be made in respect of Pifco Shares for which the Offer is validly accepted.

                                   APPENDIX 2

          CERTAIN FURTHER TERMS OF THE OFFER AND LOAN NOTE ALTERNATIVE

The Offer, the Loan Note Alternative and the Form of Acceptance will be governed by and construed in accordance with English Law.

The availability of the Offer and the Loan Note Alternative in jurisdictions outside the UK or to persons who are citizens, nationals or residents of countries other than the UK may be affected by the laws of the relevant jurisdictions. Persons who are citizens, nationals or residents of countries other than the UK should inform themselves of, and observe, any applicable requirements.

The Offer, including the Loan Note Alternative, will not be made, directly or indirectly, in or into, or by use of the mails or any means or instrumentality (including, without limitation, telex, facsimile transmission, telephone and internet) of interstate or foreign commerce of, or any facilities of a national securities exchange of, the United States, Canada, Australia or Japan and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within the United States, Canada, Australia or Japan. Accordingly, copies of this announcement are not being, and must not be, mailed or otherwise forwarded, distributed or sent in or into or from the United States, Canada, Australia or Japan. Doing so may render invalid any purported acceptance of the Offer.

The Loan Notes to be issued pursuant to the Offer have not been, and will not be, registered under the United States Securities Act of 1933 (as amended) or under any of the securities laws of any State or other jurisdiction of the United States and no prospectus in relation to the Loan Notes has been or will be filed or registration made under any securities laws of Canada in connection with the issue of the Loan Notes in any jurisdiction in Canada, nor has a prospectus in relation to the Loan Notes been lodged with or registered by the Australian Securities and Investments Commission, nor have any steps been taken, nor will any steps be taken, to enable the Loan Notes to be offered in compliance with applicable securities laws of Japan. Accordingly, unless an exemption under relevant securities laws is applicable, the Loan Notes may not be offered, sold, delivered or transferred, directly or indirectly, in or into the United States, Canada, Australia or Japan or to or for the benefit of any US persons (as defined in Regulation S under the Securities Act) or residents of Canada, Australia or Japan.

                                   APPENDIX 3

                          PARTICULARS OF THE LOAN NOTES

The Floating Rate Guaranteed Unsecured Loan Notes due 2006 of Salton UK will be created by a resolution of the board of directors of Salton UK or a duly authorised committee thereof and will be constituted by a loan note instrument (the "Loan Note Instrument") to be executed as a deed by Salton UK and the Guarantor (as defined below). The obligations of Salton UK under the Loan Notes will be unconditionally guaranteed as to principal only by Lloyds TSB Bank plc (the "Guarantor"). The Loan Note Instrument will contain provisions, inter alia, to the effect set out below.

FORM AND STATUS

1. The Loan Notes will be issued by Salton UK in amounts and integral multiples of L.1 nominal amount and will constitute direct and unconditional unsecured obligations of Salton UK, which will rank at least pari passu with all the present and future unsecured obligations of Salton UK, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application. The Loan Note Instrument will not contain any restrictions on borrowing, disposals or charging of assets by Salton UK or any other member of the Salton Group.

INTEREST

2. Interest on the Loan Notes will be payable (subject to any requirement to deduct tax therefrom) in arrears on the principal amount of the Loan Notes which are outstanding on 30 June and 31 December in each year or, if such a day is not a business day, on the next following business day (each an "interest payment date") except that the first payment of interest on the Loan Notes will be made on 31 December 2001 in respect of the period from (and including) the date of issue of the relevant Loan Note up to (and including) 30 December 2001. With respect to each Loan Note, the period from (and including) the date of issue of such Loan Note up to (and including) 30 December 2001 and thereafter each period from (and including) an interest payment date up to (and including) the day immediately before the next following interest payment date is referred to as an "interest period". Interest on a Loan Note will be calculated on the basis of a 365 day year by reference to the actual number of days in the relevant interest period and will accrue from day to day.

3. The rate of interest on the Loan Notes for each interest period will be the rate of interest as determined in accordance with the following provisions:

         (a) The rate of interest on the Loan Notes for each interest period will be the rate per annum which is 1.0 per cent. below the rate which appears on the display designated as the British Bankers Association's Interest Settlement Rate as quoted on the relevant page of the Bloomberg Financial Markets monitor as being the interest rate offered in the London Inter-Bank Market at 11.00 a.m., or as soon as practicable thereafter, on the first day of that interest period or, if that day is not a business day, on the following business day, for six-month deposits of sterling.

         (b) If the rate of interest on the Loan Notes cannot be established as described in paragraph 3(a) above for the relevant interest period, then the rate of interest on the Loan Notes for such interest period shall be the rate at which Lloyds TSB Bank plc (or failing which such other London clearing bank as Salton UK nominates for the purpose) (Lloyds TSB Bank plc and each such other bank, the "Reference Bank") offers six-month deposits to leading banks in the London Inter-Bank Market for sterling at or about 11.00 a.m. on the first day of such interest period or, if that day is not a business day, on the following business day. For these purposes the certificate of the Reference Bank as to the rate of interest will, save in the case of manifest error, be conclusive and binding on Salton UK, the Guarantor and Noteholders (as defined below) and when determining the interest rate the Reference Bank will be deemed to be acting as an expert and not as an arbitrator. Salton UK will make the certificate of the Reference Bank available for inspection during normal business hours at its registered office upon reasonable notice at the request of a Noteholder (as defined below).

         The rate of interest on each Loan Note for the first interest period, being the period from (and including) the date of issue up to (and including) 30 December 2001, shall be determined in accordance with (a) and (b) above except that the relevant day that the interest rate is to be struck under both (a) and (b) above shall be the first day of issue of any Loan Note or, if that day is not a business day, the following business day.


REPAYMENT AND REDEMPTION

4. A registered holder of Loan Notes (a "Noteholder") shall be entitled to require Salton UK to repay the whole (whatever the amount) or any part (being L.100 nominal or any integral multiple thereof) of the principal amount of his registered holding of Loan Notes in cash at par, together with accrued interest thereon (subject to any requirement to deduct tax therefrom) up to (but excluding) the date of repayment on any interest payment date from and including 30 June 2002 and thereafter on any interest payment date falling prior to 30 June 2006 by giving not less than 30 days' prior notice in writing to Salton UK's registrars, Lloyds TSB Registrars, accompanied by the certificate(s) for all the Loan Notes to be repaid and a notice of redemption (duly completed) in the prescribed form endorsed on the Loan Notes to be repaid.

5. A Noteholder may elect that the principal amount of Loan Notes registered in his name then outstanding and liable to be redeemed hereunder be redeemed in cash in US dollars. The repayment will not exceed 100.5 per cent. nor be less than 99.5 per cent. of the sterling principal amount.

6. If, at any time, the aggregate principal amount of all Loan Notes outstanding is less than L.500,000, Salton UK shall have the right, by giving the Noteholders not less than 30 days' notice in writing expiring on 30 June 2002 or on any subsequent interest payment date, to redeem all (but not some only) of the outstanding Loan Notes in cash at par together with accrued interest thereon (subject to any requirement to deduct tax therefrom) up to (but excluding) the date of payment.

7. Any Loan Notes not previously repaid, redeemed or purchased will be repaid in full in cash at par on 30 June 2006 together with accrued interest thereon (subject in each case to any requirement to deduct tax therefrom) up to (but excluding) that date.

8. Any Loan Notes repaid, purchased or redeemed will be cancelled and shall not be available for reissue.

9. Each Noteholder shall be entitled to require all or any part of the Loan Notes registered in his name to be repaid in cash at par together with accrued interest thereon (subject to any requirement to deduct tax therefrom) immediately if:

         (a) any principal or interest on any of the Loan Notes held by that Noteholder shall fail to be paid in full within 14 days of the due date for payment;

         (b) an encumbrancer takes possession of, or a trustee, receiver, administrator or similar officer is appointed or an administration order is made in respect of Salton UK or in respect of the whole or a substantial part of the undertaking of Salton UK and such person has not been paid out or such appointment has not been discharged within 30 days; or

         (c) an order is made or an effective resolution is passed for the winding up or dissolution of Salton UK other than for the purposes of a reconstruction or amalgamation or a members' voluntary winding up, in each case on terms previously approved by an extraordinary resolution of the Noteholders passed in accordance with the terms of the Loan Note Instrument.

10. Salton UK will be entitled at any time to purchase any Loan Notes by tender (available to all Noteholders alike), private treaty or otherwise, at any price agreed with the relevant Noteholder(s).

MODIFICATION

11. The Noteholders will have the power by extraordinary resolution of the Noteholders passed in accordance with the provisions of the Loan Note Instrument or by resolution in writing signed by holders of three-quarters in principal amount of the outstanding Loan Notes, inter alia, to sanction any amendment, abrogation, modification, arrangement or compromise in respect of their rights against Salton UK and to assent to any amendment of the provisions of the Loan Note Instrument, including, without limitation, a modification affecting the payment of interest or principal under the Loan Notes or a modification affecting the provisions relating to redemption, repayment, substitution or exchange of the Loan Notes (in each case with the written consent of Salton UK and the Guarantor). Salton UK may amend the provisions of the Loan Note Instrument without the consent of Noteholders if, in the reasonable opinion of its financial adviser or auditors, such amendment is of a formal, minor or technical nature or to correct a manifest error. No resolution of the Noteholders which would increase any obligation of Salton UK or the Guarantor under the Loan Note Instrument shall be effective without the consent in writing of Salton UK and the Guarantor.

SUBSTITUTION OR EXCHANGE

12. The Loan Notes will contain provisions entitling Salton UK, without the consent of Noteholders, to substitute, on one or more occasions, any UK tax resident member of the Salton Group in respect of all or any rights and obligations of Salton UK as the principal debtor under the Loan
         Note Instrument and all or any of the Loan Notes or to require all or any of the Noteholders to exchange their Loan Notes for loan notes issued on the same terms mutatis mutandis by any other UK tax resident member of the Salton Group provided always that no such substitution or exchange may occur unless Salton UK receives advice from leading counsel that such substitution or exchange (as the case may be) shall not, in accordance with then current legislation and Inland Revenue practice, have a material adverse effect on the UK tax position of Noteholders. References to Salton UK in this Appendix shall be construed to apply to the substitute (if any) from time to time of Salton UK or of any such substitute.

13 In the event of a substitution or exchange as contemplated by paragraph 12 above, Salton UK will procure that Lloyds TSB Bank plc or a substitute guarantor contemplated by paragraph 14 below guarantees the obligations of the substituted issuer on the same terms mutatis mutandis as the guarantee of the obligations of Salton UK.

SUBSTITUTION OF GUARANTOR

14. The Loan Note Instrument will contain provisions entitling Salton UK, without the consent of the Noteholders, to replace the incumbent guarantor (initially Lloyds TSB Bank plc) with another bank with a credit rating at least equivalent to Lloyds TSB Bank plc's at the date of first issue of the Loan Notes and with a branch in the UK, on substantially the same terms mutatis mutandis as Lloyds TSB Bank plc's guarantee.

REGISTRATION, TRANSFER AND MARKETABILITY

15. The Loan Notes will be evidenced by certificates and will be registered but not transferable (other than to certain family members and family trusts, from nominees to beneficial owners and from trustees to beneficiaries provided that a transfer will not be registered during the 21 days immediately preceding an interest payment date or a date by which a payment in respect of interest or principal is required to be made by Salton UK or while the register of Noteholders is closed).

16. No application has been made or is intended to be made for the Loan Notes to be listed, traded or dealt on any securities, stock or investment exchange.

17. The Loan Notes have not been, and will not be, registered under the United States Securities Act of 1933 (as amended) or under any of the securities laws of any State or other jurisdiction of the United States and no prospectus in relation to the Loan Notes has been or will be filed or registration made under any securities laws of Canada in connection with the issue of the Loan Notes in any jurisdiction in Canada, nor has a prospectus in relation to the Loan Notes been lodged with or registered by the Australian Securities and Investments Commission, nor have any steps been taken, nor will any steps be taken, to enable the Loan Notes to be offered in compliance with applicable securities laws of Japan. Accordingly, unless an exemption under relevant securities laws is applicable, the Loan Notes may not be offered, sold, delivered or transferred, directly or indirectly, in or into the United States, Canada, Australia or Japan, or to or for the benefit of any US persons (as defined in Regulation S under the Securities Act) or residents of Canada, Australia or Japan.

UNCLAIMED INTEREST OR PRINCIPAL

18. Noteholders will cease to be entitled to amounts due in respect of interest which remain unclaimed for a period of five years and to amounts in respect of principal which remain unclaimed for a period of ten years, in each case from the date on which the relevant payment first becomes due, and such amounts shall revert to Salton UK upon the giving of 30 days' notice to the relevant Noteholders.

GUARANTEE

19. The Loan Notes will be guaranteed as to the payment of principal only by Lloyds TSB Bank plc or any substitute guarantor contemplated by paragraph 14 above.

GOVERNING LAW

20. The Loan Notes and the Loan Note Instrument will be governed by and construed in accordance with English law.

                                   APPENDIX 4

                                   DEFINITIONS

The following definitions apply throughout this announcement unless the context requires otherwise.

"Act"                                     the United Kingdom Companies Act 1985, as amended

"Australia"                               the Commonwealth of Australia, its possessions and
                                          territories and all areas subject to its jurisdiction and
                                          all subdivisions thereof

"Canada"                                  Canada, its possessions, provinces and territories and all areas subject to its jurisdiction and all subdivisions
                                          thereof

"City Code"                               the City Code on Takeovers and Mergers

"Closing Price"                           the closing middle market quotation of the relevant share
                                          as derived from the Daily Official List

"Daily Official List"                     the daily record setting out the prices of all trades in
                                          securities conducted on the London Stock Exchange

"Deloitte & Touche                        the corporate finance division of Deloitte & Touche
Corporate Finance"

"dollars" "US $" or "$"                   US dollars

"Form of Acceptance"                      the form of acceptance, election and authority relating to the Offer which will accompany the Offer Document

"HSBC"                                    HSBC Investment Bank plc

"Japan"                                   Japan, its possessions and territories and all areas
                                          subject to its jurisdiction and all subdivisions thereof

"LIBOR"                                   London Inter-Bank Offered Rate

"Loan Note Alternative"                   the alternative whereby Pifco Shareholders (other than
                                          certain overseas shareholders) validly accepting the Offer will be able to elect to receive Loan Notes instead of all or part of the cash consideration to which they would
                                          otherwise be entitled under the Offer

"Loan Notes"                              the floating rate guaranteed unsecured loan notes 2006 of
                                          Salton UK to be issued pursuant to the Loan Note
                                          Alternative

"London Stock Exchange"                   London Stock Exchange plc

"Offer"                                   the recommended cash offer to be made by Salton UK to
                                          acquire all of the Pifco Shares on the terms and subject
                                          to the conditions set out in this announcement, the Offer

                                          Document and the Form of Acceptance, including where the
                                          context so requires, any subsequent revision, variation,
                                          extension or renewal of such offer

"Offer Document"                          the formal offer document setting out the terms and
                                          conditions of the Offer

"Official List"                           the Official List maintained by the UK Listing  Authority
                                          of all listed securities

"Panel"                                   the Panel on Takeovers and Mergers

"person"                                  includes any natural person, firm, partnership,
                                          corporation, company, trust, association, joint venture,
                                          estate, agency, body, government, state and any other
                                          entity whether or not having a separate legal personality

"Pifco"                                   Pifco Holdings plc

"Pifco Group"                             Pifco and its subsidiary undertakings

"Pifco Shareholders" or                   holders of Pifco Shares
"Shareholders"

"Pifco Share Option Schemes"              the Pifco 1985 Executive Share Option Scheme and the Pifco
                                          1995 Executive Share Option Scheme

"Pifco Shares"                            existing unconditionally allotted or issued and fully paid ordinary shares of 10p each in the capital of Pifco and
                                          any further such ordinary shares which are unconditionally allotted or issued before the date on which the Offer
                                          closes or before such earlier date as the directors of
                                          Salton UK (subject to the City Code) may determine, not
                                          being earlier than the date on which the Offer becomes or
                                          is declared unconditional as to acceptances or, if later,
                                          the first closing date of the Offer

"Salton"                                  Salton, Inc.

"Salton Group"                            Salton and its subsidiary undertakings

"Salton UK"                               Salton UK, a wholly-owned subsidiary of Salton

"Securities Act" or "US                   the United States Securities Act of 1933, as amended
Securities Act"

"sterling" or "L."                        UK pounds sterling

"UK Listing Authority"                    the Financial Services Authority in its capacity as
                                          competent authority under Part IV of the Financial
                                          Services Act 1986

"UK" or "United Kingdom"                  the United Kingdom of Great Britain and Northern Ireland

"US person"                               a US person as defined in Regulation S under the US
                                          Securities Act

"US", "USA" or "United States"            the United States of America, its territories and
                                          possessions, any State of the United States and the
                                          District of Columbia

"Wider Pifco Group"                       Pifco and the subsidiaries and subsidiary undertakings of
                                          Pifco and any joint venture, partnership, firm,
                                          undertaking or company in which any members of the Pifco
                                          Group (aggregating their interests) have a direct or
                                          indirect interest in 20 per cent. or more of the voting
                                          equity capital

For the purposes of this announcement, "subsidiary", "subsidiary undertaking", "undertaking" and "associated undertaking" have the respective meanings given thereto by the Act.

All times referred to in this announcement are London times.